QueryObject Systems Corporation                                  EXHIBIT 11.1
Computation of Net Loss Per Common Share


                                             Three Months ended September 30, 1997             Nine months ended September 30, 1997
                                             -------------------------------------           ---------------------------------------

                                             Number of                         Weighted     Number of                       Weighted
                                              Common            Days           Average        Common          Days          Average
                                              Shares        Outstanding         Shares        Shares      Outstanding        Shares
                                             --------      ------------     ------------   -----------   ------------     ---------

Common stock outstanding at January 1, 1997    2,453,710         91        2,453,710        2,453,710            273      2,453,710
Accretion of series D dividends                   88,891         91           44,446           88,891            273         44,446
   Exercise of common stock options                1,250         91            1,250            1,250            249          1,140
   Exercise of common stock options                8,320         91            8,320            8,320            239          7,284
   Exercise of common stock options                2,778         90            2,778            2,778            221          2,249
   Exercise of common stock options                6,267         91            6,267            6,267            137          3,145
   Exercise of common stock options               13,282         91           13,282           13,282             91          4,476
   Exercise of common stock options                6,250         60            4,121            6,250             60          1,374


Weighted average shares used in per share                                  2,534,174                                      2,517,824
computation                                                                =========                                      =========

Net loss for the period                                                  (2,473,243)                                     (5,980,124)

Net less per common share                                                 $   (0.98)                                      $   (2.38)
                                                                          ==========                                     ==========


                                             Three Months ended September 30, 1997             Nine months ended September 30, 1997
                                             -------------------------------------           ---------------------------------------
                                             Number of                         Weighted      Number of                     Weighted
                                              Common            Days           Average        Common          Days         Average
                                              Shares        Outstanding         Shares        Shares      Outstanding      Shares
                                             --------      ------------     ------------   -----------   ------------   ------------

Common stock outstanding at January 1, 1998    5,110,605        91        5,110,605        5,110,605            273       5,110,605
Exercise of common stock options                   1,875        91            1,875            1,875            259           1,779
   Exercise of common stock options                2,118        91            2,118            2,118            258           2,002
   Exercise of common stock options                4,584        91            4,584            4,584            230           3,862
   Exercise of common stock options                  625        91              625              625            215             492
   Exercise of common stock options                  365        91              365              365            196             262
   Exercise of common stock options                1,250        91            1,250            1,250            117             536


Weighted average shares used in per share                                 5,121,422                                       5,119,538
computation                                                               =========                                       =========

Net loss for the period                                                 (1,776,120)                                      (6,104,114)

Net less per common share                                                $   (0.35)                                       $   (1.19)
                                                                         ==========                                       ==========